Exhibit 99.1
VOLCANO REPORTS 40 PERCENT GROWTH IN QUARTERLY REVENUES
GROWTH DRIVEN BY 78 PERCENT INCREASE IN IVUS SYSTEM SALES
     (SAN DIEGO, CA), November 5, 2008—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacturing and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, today reported that revenues for the third quarter of 2008 increased 40 percent over those in the third quarter of 2007.
     For the quarter ended September 30, 2008, Volcano reported revenues of $44.1 million versus revenues of $31.5 million in the same period a year ago. The company said that its financial performance was driven by a 78 percent increase in intravascular ultrasound (IVUS) system revenues and a 29 percent increase in IVUS disposable revenues year-over-year.
     For the third quarter of 2008, the company reported net income on a GAAP basis of $744,000, or $0.01 per diluted share, versus a net loss on a GAAP basis of $652,000 or $0.02 per share, in the third quarter of 2007. Weighted average shares at the end of the quarter were 50.3 million versus 38.7 million a year ago, reflecting the impact of the company’s equity offering that was completed in the fourth quarter of 2007.
     Excluding stock-based compensation expense of $2.5 million, the company reported net income of $3.3 million, or $0.06 per diluted share. In the third quarter of 2007, excluding stock-based compensation expense of $2.0 million, the company reported net income of $1.3 million, or $0.03 per diluted share. A reconciliation of the company’s GAAP and non-GAAP results can be found in today’s earnings news release on the company’s website at www.volcanocorp.com.
     For the first nine months of 2008, Volcano reported revenues of $122.2 million, a 35 percent increase over revenues of $90.6 million in the same period a year ago. On a GAAP basis, the company reported a net loss of $15.1 million, or $0.32 per share, compared with a net loss of $2.8 million, or $0.07 per share, in the same period a year ago. Excluding in-process research and development charges of $12.4 million, $2.9 million in due diligence, legal and accounting expenses related to a proposed acquisition that was not consummated, and stock-based compensation expense of $7.0 million, Volcano reported net income of $7.2 million, or $0.14 per diluted share, in the first nine months of 2008. Excluding stock-based compensation expense of $4.7 million, the company reported net income of $1.9 million, or $0.04 per diluted share, in the first nine months of 2007.
     “We continue to gain market share across all of our businesses and geographies, while realizing gross margin improvement and leveraging our operating expenses. As a result, we achieved profitability on a GAAP basis in the third quarter of 2008, and have raised our outlook for earnings per share for the full year,” said Scott Huennekens, president and chief executive officer.

     “Through the first nine months of 2008, we have placed 537 of our IVUS consoles versus 420 in the first nine months a year ago, and now have more than 3,700 of our IVUS and Functional Measurement (FM) consoles placed worldwide. Helping to drive our growth is the leading-edge technology offered by our devices and Volcano’s strong sales and market development initiatives. In addition, we are seeing an increasingly favorable environment for percutaneous coronary interventions and an ongoing flow of positive data, including that presented in a number of presentations at the recent Transcatheter Cardiovascular Therapeutics (TCT) meeting,” Huennekens noted.
     “At the same time,” he added, “we continue to be excited about our new product pipeline that will enable us to address markets that are potentially larger than those we are currently serving.”
Guidance for 2008
     The company updated its guidance for fiscal 2008. It now expects that revenues will be at the upper end of its previous range of $164-$168 million, which represents an increase of approximately 27 to 29 percent over full year revenues in 2007. It now expects gross margin to be in the range of 62-63 percent versus prior guidance of 60-61 percent. The company reiterated that it expects operating expenses, including stock-based compensation, due diligence costs recorded in the first quarter, the in-process research and development costs of $12.4 million incurred in the first half of the year, ongoing expenses associated with the development of technology acquired through the Novelis transaction and approximately $3.1 million of intangible amortization, will be 74-76 percent of revenues. For the full year 2008, the company expects that on a GAAP basis it will record a net loss of $0.30-$0.32 per share versus prior guidance of $0.33-$0.37 per share. The company expects to be profitable on a GAAP basis in the fourth quarter of 2008. Excluding stock-based compensation expense of approximately $10.0 million, due diligence and in-process research and development costs, the company expects to report non-GAAP net income of $0.18-$0.20 per diluted share. This compares with prior guidance for non-GAAP net income of $0.14-$0.18 per share. Weighted average shares outstanding at year-end 2008 are expected to be approximately 47.4 million basic shares and 50.4 million shares on a diluted basis.
Conference Call
     The company will hold a conference call at 2 p.m., Pacific Standard Time (5 p.m. Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-4761, passcode 8632414, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through November 12 at (719) 457-0820, passcode 8632414, and via the company’s website.

Volcano Corporation
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 3,700 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at www.volcanocorp.com.
Use of Non-GAAP Financial Measures
     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development relates to the costs associated with the May 2008 acquisition of Novelis, Inc., and the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated, are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2008, market adoption of the company’s technology, the impact of clinical and other technical data, the success and timing of product development and clinical trial programs, growth strategies and market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained here. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$108,662	$122,913
Short-term available-for-sale investments	68,049	66,205
Accounts receivable, net	25,036	27,976
Inventories, net	25,698	21,243
Prepaid expenses and other current assets	4,965	3,997

Total current assets	232,410	242,334
Restricted cash	360	365
Property and equipment, net	19,900	13,692
Intangible assets, net	7,439	9,385
Other non-current assets	886	798

	$260,995	$266,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,139	$11,077
Accrued compensation	9,502	9,083
Accrued expenses and other current liabilities	7,441	6,600
Deferred revenues	4,419	5,360
Current maturities of long-term debt	58	120

Total current liabilities	34,559	32,240
Long-term debt	49	78
Deferred license fee	938	1,125
Other	142	194

Total liabilities	35,688	33,637
Stockholders’ equity	225,307	232,937

	$260,995	$266,574

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues	$44,118	$31,474	$122,242	$90,605
Cost of revenues	16,581	12,285	45,915	35,466

Gross profit	27,537	19,189	76,327	55,139
Operating expenses:
Selling, general and administrative	19,546	16,005	62,405	44,271
Research and development	6,879	4,837	18,823	15,241
In-process research and development	—	—	12,407	—
Amortization of intangibles	786	751	2,337	2,313

Total operating expenses	27,211	21,593	95,972	61,825

Operating income (loss)	326	(2,404)	(19,645)	(6,686)
Interest income	1,109	1,213	4,206	3,630
Interest expense	(2)	(32)	(8)	(193)
Exchange rate gain (loss)	(441)	829	1,091	1,042

Income (loss) before provision for income taxes	992	(394)	(14,356)	(2,207)
Provision for income taxes	248	258	707	626

Net income (loss)	$744	$(652)	$(15,063)	$(2,833)

Net income (loss) per share — basic	$0.02	$(0.02)	$(0.32)	$(0.07)

Net income (loss) per share — diluted	$0.01	$(0.02)	$(0.32)	$(0.07)

Weighted-average shares outstanding — basic	47,456	38,694	47,236	38,368

Weighted-average shares outstanding — diluted	50,323	38,694	47,236	38,368

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2008
		Stock-based
		compensation	Non-GAAP
	GAAP results	expense	results
Revenues	$44,118	$—	$44,118
Cost of revenues	16,581	(222)	16,359

Gross profit	27,537	222	27,759
Operating expenses:
Selling, general and administrative	19,546	(1,798)	17,748
Research and development	6,879	(493)	6,386
Amortization of intangibles	786	—	786

Total operating expenses	27,211	(2,291)	24,920

Operating income	326	2,513	2,839
Interest income	1,109	—	1,109
Interest expense	(2)	—	(2)
Exchange rate loss	(441)	—	(441)

Income before provision for income taxes	992	2,513	3,505
Provision for income taxes	248	—	248

Net income	$744	$2,513	$3,257

Net income per share — basic	$0.02	$0.05	$0.07

Net income per share — diluted	$0.01	$0.05	$0.06

Weighted-average shares outstanding — basic	47,456		47,456

Weighted-average shares outstanding — diluted	50,323		50,323

	Three Months Ended September 30, 2007
		Stock-based
		compensation	Non-GAAP
	GAAP results	expense	results
Revenues	$31,474	$—	$31,474
Cost of revenues	12,285	(181)	12,104

Gross profit	19,189	181	19,370
Operating expenses:
Selling, general and administrative	16,005	(1,437)	14,568
Research and development	4,837	(359)	4,478
Amortization of intangibles	751	—	751

Total operating expenses	21,593	(1,796)	19,797

Operating loss	(2,404)	1,977	(427)
Interest income	1,213	—	1,213
Interest expense	(32)	—	(32)
Exchange rate gain	829	—	829

Income (loss) before provision for income taxes	(394)	1,977	1,583
Provision for income taxes	258	—	258

Net income (loss)	$(652)	$1,977	$1,325

Net income (loss) per share — basic	$(0.02)	$0.05	$0.03

Net income (loss) per share — diluted	$(0.02)	$0.05	$0.03

Weighted-average shares outstanding — basic	38,694		38,694

Weighted-average shares outstanding — diluted	38,694		41,710

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2008
		Stock-based
		compensation	In-process research	Acquisition due	Non-GAAP
	GAAP results	expense	and development	diligence costs	results
Revenues	$122,242	$—	$—	$—	$122,242
Cost of revenues	45,915	(598)	—	—	45,317

Gross profit	76,327	598	—	—	76,925
Operating expenses:
Selling, general and administrative	62,405	(5,094)	—	(2,878)	54,433
Research and development	18,823	(1,305)	—	—	17,518
In-process research and development	12,407	—	(12,407)	—	—
Amortization of intangibles	2,337	—	—	—	2,337

Total operating expenses	95,972	(6,399)	(12,407)	(2,878)	74,288

Operating income (loss)	(19,645)	6,997	12,407	2,878	2,637
Interest income	4,206	—	—	—	4,206
Interest expense	(8)	—	—	—	(8)
Exchange rate gain	1,091	—	—	—	1,091

Income (loss) before provision for income taxes	(14,356)	6,997	12,407	2,878	7,926
Provision for income taxes	707	—	—	—	707

Net income (loss)	$(15,063)	$6,997	$12,407	$2,878	$7,219

Net income (loss) per share — basic	$(0.32)	$0.15	$0.26	$0.06	$0.15

Net income (loss) per share — diluted	$(0.32)	$0.14	$0.25	$0.06	$0.14

Weighted-average shares outstanding — basic	47,236				47,236

Weighted-average shares outstanding — diluted	47,236				49,859

	Nine Months Ended September 30, 2007
		Stock-based
		compensation	In-process research	Acquisition due	Non-GAAP
	GAAP results	expense	and development	diligence costs	results
Revenues	$90,605	$—	$—	$—	$90,605
Cost of revenues	35,466	(434)	—	—	35,032

Gross profit	55,139	434	—	—	55,573
Operating expenses:
Selling, general and administrative	44,271	(3,486)	—	—	40,785
Research and development	15,241	(783)	—	—	14,458
Amortization of intangibles	2,313	—	—	—	2,313

Total operating expenses	61,825	(4,269)	—	—	57,556

Operating loss	(6,686)	4,703	—	—	(1,983)
Interest income	3,630	—	—	—	3,630
Interest expense	(193)	—	—	—	(193)
Exchange rate gain	1,042	—	—	—	1,042

Income (loss) before provision for income taxes	(2,207)	4,703	—	—	2,496
Provision for income taxes	626	—	—	—	626

Net income (loss)	$(2,833)	$4,703	$—	$—	$1,870

Net income (loss) per share — basic	$(0.07)	$0.12	$—	$—	$0.05

Net income (loss) per share — diluted	$(0.07)	$0.11	$—	$—	$0.04

Weighted-average shares outstanding — basic	38,368				38,368

Weighted-average shares outstanding — diluted	38,368				41,739

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development relates to the costs associated with the May 2008 acquisition of Novelis, Inc. and the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated, are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(Unaudited)

	Q3 ’08	Q3 ’07	Growth %	YTD Q3 ’08	YTD Q3 ’07	Growth

IVUS Systems:
United States	$5.6	$3.4	62%	$15.3	$11.0	40%
Japan	2.5	0.5	376%	4.9	1.8	172%
Europe	1.8	1.5	24%	5.4	3.5	50%
Rest of World	0.7	0.5	38%	1.9	1.7	14%

Total IVUS Systems	$10.6	$5.9	78%	$27.5	$18.0	52%

IVUS Disposables:
United States	$13.0	$10.1	30%	$37.6	$28.8	31%
Japan	8.9	7.5	18%	24.7	20.3	22%
Europe	4.6	3.0	51%	13.0	9.0	44%
Rest of World	0.7	0.5	27%	2.2	1.6	35%

Total IVUS Disposables	$27.2	$21.1	29%	$77.5	$59.7	30%

FM:
United States	$2.3	$1.4	63%	$6.3	$4.5	40%
Japan	0.5	0.2	186%	0.9	1.1	-16%
Europe	1.7	1.5	19%	5.1	4.1	24%
Rest of World	0.4	0.2	94%	0.8	0.6	43%

Total FM	$4.9	$3.3	51%	$13.1	$10.3	28%

Other	1.4	1.2	25%	4.1	2.6	56%

Total	$44.1	$31.5	40%	$122.2	$90.6	35%